TRADE STREET RESIDENTIAL APPOINTs NEW CHIEF FINANCIAL OFFICer

– Company Hires Richard Ross As CFO –

– Declares Quarterly Dividend of $0.095 Per Common Share –

AVENTURA, FL, August 29, 2013 – Trade Street Residential, Inc., (NASDAQ: TSRE) (the “Company”) a fully integrated owner and operator of high-quality apartment communities located primarily in the southeastern United States, and Texas, today announced the appointment of Richard H. Ross, CPA a seasoned financial executive, as Chief Financial Officer.

Michael Baumann, Chairman and Chief Executive Officer of Trade Street Residential, stated, “Richard adds significant financial acumen and experience to our executive team. We believe Richard’s analytical skills, financial reporting knowledge and overall excellent business sense are key components to our ability to execute our growth strategy in the coming years. He is highly knowledgeable with regard to our organization, having advised us on numerous financial decisions in recent quarters, and his 30-plus years of financial and operational expertise in the real estate industry, including leadership roles at growing organizations, adds additional depth and vision to our executive team. We look forward to leveraging his expertise as we work to enhance our financial flexibility to position Trade Street to capitalize on attractive growth opportunities.”

Mr. Ross is the founder and owner of Chiron Consulting, LLC, an independent financial and operations consultancy. Prior to that, Mr. Ross served as Chief Financial Officer for 13 years at Branch Properties, LLC, a private real estate investment firm primarily focused on the development of multifamily communities and high-quality neighborhood shopping centers located in the southeastern United States. Previous to Branch Properties, LLC, Mr. Ross had a 20 year finance and accounting career with several companies, including his last position with Gearon Communications, where he served as Chief Financial Officer. Mr. Ross is a Certified Public Accountant and Certified Financial Planner.

The Company concurrently announced that Bert Lopez has stepped down as Chief Financial Officer, effective August 27, 2013. Mr. Lopez will remain as the Chief Operating Officer and Chief Compliance Officer.

Finally, the Company announced that its Board of Directors on August 29, 2013 declared a dividend of $0.095 per share on the Company's common stock for the third quarter of 2013, payable October 14, 2013 to shareholders of record on September 27, 2013. In announcing the third quarter dividend, Mr. Baumann commented: “Our third quarter dividend represents an annualized dividend yield of 5.4% based on our stock price as of the date of declaration. We believe this is a sustainable dividend that is consistent with our capital needs and growth plans.”

About Trade Street Residential, Inc.

Trade Street Residential, Inc. (TSRE) is a full service, vertically integrated, self-administered and self-managed real estate investment trust focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States, including Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled "Risk Factors" in the Company's final prospectus relating to the Company's recent public offering of its common stock.

Investor Relations:

Stephen Swett

786-248-6099
ir@trade-street.com

Media Contact:

Jason Chudoba

646-277-1249
Jason.Chudoba@icrinc.com